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                                                                       EXHIBIT 2

TRANSACTIONS IN COMMON STOCK EFFECTED DURING THE PAST 60 DAYS BY BPLP


                                Number of                               Price per
Date                             Shares          Buy/Sell                Share ($)          Where/how Transacted
----                            ---------        --------               ----------          --------------------
7/3/02                           12,375            Buy                    1.210808          Open Market Purchase
7/23/02                           2,500            Buy                    1.225             Open Market Purchase
7/24/02                           7,250            Buy                    1.204138          Open Market Purchase
7/25/02                           3,500            Buy                    1.19              Open Market Purchase


TRANSACTIONS IN COMMON STOCK EFFECTED DURING THE PAST 60 DAYS BY QP


                                Number of                               Price per
Date                             Shares          Buy/Sell                Share ($)          Where/how Transacted
----                            ---------        --------               ----------          --------------------
7/3/02                           37,125            Buy                  1.210808            Open Market Purchase
7/23/02                           7,500            Buy                  1.225               Open Market Purchase
7/24/02                          21,750            Buy                  1.204138            Open Market Purchase
7/25/02                          10,500            Buy                  1.19                Open Market Purchase